                                FIRST AMENDMENT

     This First Amendment (the "Amendment") is made and entered into as of the 24th day of April, 1995, by and between First Capital Institutional Real Estate, Ltd. -1 ("Landlord") by its agent Equity Office Properties, Inc., an Illinois Corporation, and JACOR Broadcasting of Atlanta, Inc., a Georgia Corporation ("Tenant").

                                   WITNESSETH

A.   WHEREAS, Landlord and Tenant are parties to that certain lease dated
August 4, 1994 currently containing approximately 19,500 rentable square feet of space on the seventh (7th) floor of the building commonly known as Peachtree Palisades East and the address of which is 1819 Peachtree Rd, NE, Atlanta, Georgia (the "Building"), which lease has been previously amended by that certain Lease Modification Agreement dated October 11, 1994 (collectively, the "Lease"); and

B. WHEREAS, Tenant and Landlord mutually desire that the Lease be amended on and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I. WORK LETTER. The Work Letter attached as Exhibit C to the Lease is hereby amended as follows:

     A. The second to last sentence of Section 1 of Exhibit C is hereby deleted and replaced with the following: "Landlord shall enter into a direct contract for the Landlord's Work with Neal Loia Construction Company."

     B. The first sentence of Section 5 of Exhibit C is hereby deleted and replaced with the following: "In the event the actual cost of the Landlord Work shall exceed the Allowance (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay such Excess Costs to Landlord as follows: Upon receipt of a request for payment from the contractor(s) retained to perform the Landlord Work, Landlord shall provide Tenant with a copy of such request for payment, together with an invoice for Tenant's Share (hereinafter defined) thereof. If Landlord has previously made any payments for the Landlord Work with respect to which it has not request reimbursement for Tenant's Share thereof (e.g. architectural costs for which Tenant is liable), Landlord shall have the right to include such costs within its invoice for Tenant's Share. Tenant, within fifteen (15) days after receipt of an invoice from Landlord, shall pay Landlord an amount equal to Tenant's Share of the requested payment. For purposes hereof, "Tenant's Share" shall be the percentage that the total amount of the Excess bears to total cost of the Landlord Work (including any permit costs and architectural and engineering fees). For example only, assume the following: (i) total cost of Landlord Work (inclusive of the cost of architectural and engineering drawings) = $1,000,000.00, (ii) total Excess = $512,500.00, and (iii) prior to the first payment to the general contractor performing the Landlord Work, Landlord has paid $35,000.00 in architectural and engineering costs. If Landlord receives an initial request for payment from the general contractor in the amount of $500,000.00, Landlord shall provide Tenant with an invoice in the amount of $535,000.00 ($500,000.00 + $35,000.00). Tenant's Share of such invoice shall be
$274,187.50. Such amount is calculated as follows: Total cost of the Landlord Work = $1,000,000.00; Total Excess = $512,500.00; Tenant's Share equals .5125
(($512,500/$1,000,000.00); .5125 x $535,000.00 = $274,187.50.  If Landlord
receives a final request for payment from the general contractor for $465,000.00, Tenant's Share of such $465,000.00 payment shall be $238,312.50
($465,000 x .1525).

     C. Section 7 of Exhibit C shall be deleted in its entirety and replaced with the following:

     "7. Within five (5) business days following the execution of this First Amendment by Tenant, Landlord shall enter into the contract for the Landlord Work. Landlord shall notify Tenant of substantial completion of the Landlord Work.

     D.  The following shall be added as Section 10 of Exhibit C:

     "10. Landlord shall be responsible for any increases in the cost of the Landlord Work (after the awarding of the contract for the Landlord Work) that arise as a result of any reason other than the acts, omissions or Delays of Tenant, conditions within the

     Premises that were not adequately or properly addressed in the Plans or improper design specifications. Without limiting the scope of the foregoing sentence, Landlord shall be responsible for any increases in the cost of the Landlord Work that arise as a result of Landlord's failure to cause Scogin, Elam & Bray to vacate the portion of the Premises currently occupied by Scogin, Elam & Bray. Notwithstanding the foregoing, in no event shall Landlord be responsible for any increase in the cost of any work contracted directly by Tenant (e.g. moving costs and the installation of telephone and computer cabling)."

     II. TERMINATION RIGHTS. The first sentence of Section 11 of Exhibit E (Addendum) to the Lease is hereby deleted in its entirety and replaced with the following:

     "Tenant acknowledges that a portion of the Premises is currently occupied by Scogin, Elam & Bray ("Scogin"). In the event Scogin fails to vacate such portion of the Premises by May 1, 1995, Landlord shall take reasonable efforts to cause Scogin to vacate, including, without limitation, the commencement of eviction proceedings. Notwithstanding anything herein to the contrary, if the Commencement Date does not occur by September 15, 1995 (the "Outside Completion Date"), as the same may be extended due to Delays and Force Majeure, Tenant, as its sole remedy, may terminate this Lease by giving Landlord notice on or before ten (10) days after the Outside Completion Date, as the same may be extended due to Delays and Force Majeure."

     III.  MISCELLANEOUS.

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION               LANDLORD: FIRST CAPITAL INSTITUTIONAL REAL
(Two for each signatory              ESTATE LTD. - 1
mandatory if Building
is in Florida or Ohio)               BY:  EQUITY OFFICE PROPERTIES, INC.,
                                         as Agent

                                     By:  /s/ Arvid A. Povilaitis
                                        ----------------------------------------

                                     Name:  ARVID POVILAITIS
                                          --------------------------------------
Angel Rivera
- ---------------------------          Title:  VICE-PRESIDENT - ASSET MANAGEMENT
                                           -------------------------------------
- ---------------------------


                                     TENANT: JACOR BROADCASTING OF ATLANTA,
                                     INC.

- ---------------------------          By:  /s/ John Hogan
                                        ----------------------------------------

                                     Name:  JOHN HOGAN
                                          --------------------------------------
                                     Title:  VICE-PRESIDENT GM
                                           -------------------------------------

LINDA D. PODRAT
- ---------------------------
Notary Public, Fulton County, Georgia
My Commission Expires March 22, 1998.

                         LEASE MODIFICATION AGREEMENT

This Agreement (the "Agreement") is made and entered into as of the 11th day of October, 1994, by and between FIRST CAPITAL INSTITUTION REAL ESTATE LTD. - 1, a Florida limited partnership ("Landlord") by its agent, Equity Office Properties, Inc., an Illinois corporation and JACOR Broadcasting of Atlanta, Inc., a Georgia corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 4th day of August, 1994 for approximately 19,500 rentable square feet of space described as the Seventh (7th) Floor of the building commonly known as Peachtree Palisades East Office Building and the address of which is 1819 Peachtree Road, N.E., Atlanta, Georgia 30309 (the "Premises"), (the "Lease"); and

B. WHEREAS, both parties desire to amend the Lease by acknowledging that the "zoning contingency" as outlined in the Addendum labeled Exhibit "E" has been satisfied as of October 7, 1994.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1) Landlord and Tenant agree that the zoning contingency contained in Paragraph 20 of the Addendum labeled Exhibit "E" of the Lease has been satisfied as of October 7, 1994, accordingly the Target Commencement Date under the Lease shall be December 16, 1994.

2)  Miscellaneous.
    -------------

    A. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

    B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

    C. In the case of any inconsistency between the provisions of the Lease and this Agreement, the provision of this Agreement shall govern and control.

    D. Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Agreement until Landlord has executed and delivered the same to Tenant.

    E. The capitalized terms used in this Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Agreement.

    F. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

ATTESTATION:                 LANDLORD:  FIRST CAPITAL INSTITUTIONAL REAL ESTATE
                                        LTD. - 1, a Florida limited Partnership

                             BY:  EQUITY OFFICE PROPERTIES, INC.,
                                  an Illinois corporation as Agent

                             By: /s/ ARVID A. POVILAITIS
                                ------------------------------------------------

/s/ KAREN MIKOS              Name:          ARVID A. POVILAITIS
- -------------------------         ----------------------------------------------

- -------------------------    Title:  VICE-PRESIDENT - ASSET MANAGEMENT
                                   ---------------------------------------------
                                          (Corporate Seal)


ATTESTATION:                 TENANT:  JACOR BROADCASTING OF ATLANTA, INC.

                             By:  /s/ JOHN HOGAN
                                ------------------------------------------------

                             Name:   JOHN HOGAN
- -------------------------         ----------------------------------------------

/s/ LINDA PODRAT             Title:  VICE-PRESIDENT - GENERAL MANAGER
- -------------------------          ---------------------------------------------
Notary Public, Fulton County,          (Corporate Seal)
 Georgia
My Commission Expires March 22, 1998.

                     THE PEACHTREE PALISADES EAST BUILDING
              ---------------------------------------------------
                               [NAME OF BUILDING]







                          STANDARD FORM OFFICE LEASE


                                    BETWEEN


 FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 1
- ------------------------------------------------------------------ ("LANDLORD"),
by its agent, Equity Office Properties, Inc.



                                      AND



 JACOR Broadcasting of Atlanta, Inc.
- -------------------------------------------------------------------- ("TENANT")

                                 TABLE OF CONTENTS
                                 -----------------

I.         BASIC LEASE INFORMATION; DEFINITIONS............  1
II.        LEASE GRANT.....................................  3
III.       ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION......  3
IV.        USE.............................................  4
V.         RENT............................................  4
VI.        SECURITY DEPOSIT................................  5
VII.       SERVICES TO BE FURNISHED BY LANDLORD............  5
VIII.      LEASEHOLD IMPROVEMENTS..........................  6
IX.        GRAPHICS........................................  6
X.         REPAIRS AND ALTERATIONS BY TENANT...............  6
XI.        USE OF ELECTRICAL AND HVAC SERVICES BY TENANT...  6
XII.       ENTRY BY LANDLORD...............................  6
XIII.      ASSIGNMENT AND SUBLETTING.......................  7
XIV.       LIENS...........................................  7
XV.        INDEMNITY AND WAIVER OF CLAIMS..................  8
XVI.       TENANT'S INSURANCE..............................  8
XVII.      SUBROGATION.....................................  9
XVIII.     LANDLORD'S INSURANCE............................ 10
XIX.       CASUALTY DAMAGE................................. 10
XX.        DEMOLITION...................................... 10
XXI.       CONDEMNATION.................................... 11
XXII.      EVENTS OF DEFAULT............................... 11
XXIII.     REMEDIES........................................ 11
XXIV.      LIMITATION OF LIABILITY......................... 13
XXV.       NO WAIVER....................................... 13
XXVI.      EVENT OF BANKRUPTCY............................. 13
XXVII.     QUIET ENJOYMENT................................. 14
XXVIII.    RELOCATION...................................... 14
XXIX.      HOLDING OVER.................................... 14
XXX.       SUBORDINATION TO MORTGAGES...................... 15
XXXI.      ATTORNEY'S FEES................................. 15
XXXII.     NOTICE.......................................... 15
XXXIII.    LANDLORD'S LIEN................................. 15
XXXIV.     EXCEPTED RIGHTS................................. 16
XXXV.      SURRENDER OF PREMISES........................... 16
XXXVI.     MISCELLANEOUS................................... 16
XXXVII.    ENTIRE AGREEMENT................................ 17


                                 OFFICE LEASE AGREEMENT
                                 ----------------------

This Office Lease Agreement (the "Lease"), is made and entered into as of the 4th day of August, 1994, by and between First Capital Institutional Real Estate, Ltd-1 by its Agent, Equity Office Properties, Inc. ("Landlord") and JACOR Broadcasting of Atlanta, Inc., a Georgia Corporation ("Tenant").

I.  BASIC LEASE INFORMATION; DEFINITIONS.

  A. The following is some of the basic lease information and defined terms used in this Lease.

     1. "Broker" means Office Associates, Inc.

     2. "Building" shall mean the office building located at 1819 Peachtree Road, NE Atlanta, Georgia, Fulton County, State of Georgia, commonly known as Peachtree Palisades East.

     3. If Landlord is not required to perform Landlord Work (hereinafter defined) in the Premises, the "Commencement Date," "Lease Term" and "Termination Date" shall be as set forth in subsection I.A.3.a. below. If Landlord is required to perform Landlord Work in the Premises, the "Commencement Date," "Lease Term" and "Termination Date" shall be determined pursuant to subsection I.A.3.b. below (delete one):

        a.  Intentionally omitted.

        b. The "Lease Term" shall mean a period of 144 months commencing on the later to occur of (i) September 1, 1994 (the "Target Commencement Date") and (ii) the date upon which Landlord Work in the Premises has been substantially completed, as such date is determined pursuant to
           Section III.A. hereof (the later to occur of such dates being defined as the "Commencement Date"). The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, Landlord, at its option, may extend the Lease Term by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rental and Additional Base Rental for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection I.A.3.b.) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section III.A. hereof.

     4. "Guarantor(s)" shall mean N/A and any other party that agrees in writing to guarantee the Lease.

     5. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement attached hereto as Exhibit "C."

     6. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

        Tenant:

        Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

        JACOR Broadcasting of Atlanta, Inc.    JACOR Broadcasting of Atlanta,
        -----------------------------------    Inc.
                550 Pharr Road, NE             201 East 5th Street
                ------------------
                Atlanta, Georgia 30363         Cincinnati, Ohio 45202
                ----------------------

                On or after the Commencement Date, notices shall be sent to Tenant at the Premises.

               Landlord:

               Equity Office Properties, Inc.
               ------------------------------
               1819 Peachtree Rd. NE
               ---------------------
               Suite 555
               ---------
               Atlanta, Georgia 30309
               ----------------------
               Attention:  Building Manager

               With a copy to:

               Equity Office Properties, Inc.
               Two North Riverside Plaza
               Suite 2200
               Chicago, Illinois 60606
               Attention: General Counsel

               Payments of Rent only shall be made payable to the order of First Capital Institutional Real Estate, Ltd - 1 at the following address:

               1819 Peachtree Road, NE
               -----------------------
               Atlanta, Georgia 30309
               ----------------------
               Attn: Building Manager
               ----------------------

           7. "Permitted Use" shall mean: General Office use, including General Office use for JACOR Broadcasting of Atlanta, including Radio Broadcasting.

           8. "Premises" shall mean the area located on the 7th floor of the Building and outlined on Exhibit A attached hereto and incorporated herein.

           9. "Prepaid Rental": Twenty-two thousand, three hundred forty-three dollars & 75/100 Dollars ($22,343.75) payable by Tenant upon execution of this Lease by Tenant in accordance with Article V hereof.

           10. "Rentable Area of the Premises" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant, without deduction for any columns or projections necessary to the Building, plus a proportionate share of any Common Areas located on the floor(s) on which the Premises is located and a proportionate share of any public areas, management office, engineer's office and "Mechanical Spaces" i.e. spaces housing service areas, equipment and/or access corridors for HVAC and communications facilities, plumbing, fire protection and elevators. The Rentable Area of the Premises is deemed for all purposes under this Lease to be 19,500 square feet. The "Rentable Area of the Building" is deemed for all purposes under this Lease to be 128,276 square feet. The square footage amounts set forth for the Rentable Area of the Premises and the Rentable Area of the Building constitute a material part of the economic basis of this Lease and the execution thereof by Landlord and shall not be adjusted without the written consent of Landlord.

           11. "Security Deposit" shall mean the sum of Twenty-two thousand three hundred forty-three dollars & 75/100 Dollars ($22,343.75).

           12. "Tenant's Pro Rata Share" shall mean fifteen and two tenths percent (15.2%), which is the sum derived by dividing the Rentable Area of the Premises by The Rentable Area of the Building and multiplying the result thereof by one hundred (100).

       B. The following are additional definitions of some of the defined terms used in the Lease.

           1. "Basic Costs" shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in Exhibit B-2.

           2. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

           3. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and such other days as Landlord may designate.

           4. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities.

           5. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable federal and state law.

           6. "Normal Business Hours" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays, and such other hours as Landlord may designate from time to time.

           7. "Prime Rate" shall mean the per annum interest rate publicly announced by American National Bank and Trust Company of Chicago from time to time (whether or not charged in each instance) as its prime or base rate.

           8. "Property" shall mean the Building, the Building Garage, if any, all other improvements serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

II. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

III.   ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

       A. If Landlord is performing Landlord Work in the Premises, the Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the Landlord Work; provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "Delay"):

           1. Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two
               (2) Business Days of such request; or

           2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

           3.  Changes in any plans and specifications; or

           4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entities being subject to the prior approval of Landlord); or

           5. Any request by Tenant that Landlord delay the completion of any of the Landlord Work; or

           6. Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

           7. Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord Work; or

           8. Any other delay chargeable to Tenant, its agents, employees or independent contractors; or

           9.  Any other cause beyond Landlord's control;

               then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Delay(s). The Premises shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord's Work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Absent manifest error, Landlord's determination of the Commencement Date shall be final and binding on all parties for all purposes, including, without limitation, determination of the date of commencement of the Lease Term and of Tenant's obligation to pay Rent hereunder. Promptly after the determination of the Commencement Date by Landlord, Landlord and Tenant shall enter into a letter agreement (the "Commencement Letter") acknowledging the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date.

               Notwithstanding the foregoing, Landlord in its sole discretion, may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above, in which case Rent shall not commence until the date that Landlord Work has been substantially completed (or would have been substantially completed absent any Delays) and the Commencement Date shall be the Target Commencement Date. See Exhibit E Addendum, Paragraph 11.

       B.  By taking possession of the Premises, Tenant is deemed to have:

           1. accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition or suitability of the Premises or of the Building for Tenant's use thereof subject to completion of a punch list and provided all permits and a Certificate of Occupancy have been obtained by Landlord; and

           2. agreed that Landlord has no obligation to clean, decorate, alter, remodel, improve or repair the Premises or the Building unless said obligation is specifically set forth in this Lease.

       C. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be obligated to tender possession of any portion of the Premises that is currently occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease until the date Landlord (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. If the Lease Term is to be determined pursuant to Section I.A.3.(a) hereof, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, in which event the Termination Date shall correspondingly be postponed on a per diem basis. If the Lease Term is to be determined pursuant to Section I.A.3.(b), the Commencement Date and Termination Date shall be determined as provided in Section III.A. above, provided that Landlord's failure to deliver possession shall not be deemed to be a Delay by Tenant.

       D. If Tenant takes possession of the Premises prior to the Commencement Date for any reason whatsoever (other than the performance of work in the Premises with Landlord's prior approval) such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rental and Additional Base Rental to Landlord on a per diem basis for each day of occupancy prior to the Commencement Date.

IV. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and Tenant shall use reasonable care to control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act. Tenant will comply with the rules and regulations of the Building adopted and altered by Landlord from time to time and Tenant shall use reasonable care to cause all of its agents, employees, invitees, and visitors to do so. All changes to such rules and regulations will be sent by Landlord to Tenant in writing. A copy of the existing rules and regulations is attached hereto as Exhibit D and made a part hereof. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in accordance with Article XXXV hereof.

V.     RENT.

       A.  Tenant covenants and agrees to pay to Landlord during the Lease
           Term, without any setoff or deduction whatsoever, the full amount of all Base Rental payments, and any adjustments thereof, due in accordance with the rental schedule set forth in Exhibit B-1 hereof (the "Base Rental"), the full amount of all payments of Additional Base Rental due in accordance with Exhibit B-2 hereof and the full amount of all parking charges, if any, due in accordance with this Lease (the "Additional Base Rental") and all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "Rent." Except as otherwise provided herein, the Base Rental and Additional Base Rental for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in equal monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rental and Additional Base Rental to Landlord without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and Additional Base Rental for such month or months shall be prorated, based on the number of days in such month. All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

          B. All Rent not paid within five (5) days of the date when due and payable shall bear interest from the date due until paid at the lesser of (1) eighteen percent (18%) per annum, or
                    (2) the Maximum Rate. In addition, if Tenant fails to pay any installment of Base Rental, Additional Base Rental or any other item of Rent when due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

        VI.  SECURITY DEPOSIT.

          The Security Deposit shall be held by Landlord without liability for interest (except as required by law) and as security for the performance of Tenant's obligations under this Lease. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid, the balance of the Security Deposit remaining after any such application shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in this Lease has been assigned, Landlord may, at its option, and provided the assignee provides Landlord with written evidence of such assignment, return the Security Deposit to such assignee, provided further that the assignee has complied with the other terms of this paragraph. If Landlord elects to return the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to the original tenant with respect thereto. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

        VII.  SERVICES TO BE FURNISHED BY LANDLORD.

          A. Subject to the provisions of Article XI below, Landlord, as part of Basic Costs, agrees to furnish Tenant the following services:

                    1. Cold water at those points of supply provided for general use of tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard for buildings of similar class, size, age and location, or as required by governmental authority; provided, however, heating and air conditioning service at times other than for Normal Business Hours for the Building shall be furnished only upon the written request of Tenant delivered to Landlord at the office of the Building prior to 3:00 p.m. at least one Business Day in advance of the date for which such usage is requested. Tenant shall pay Landlord, upon demand as additional rent, the entire cost of additional service as such costs are determined by Landlord from time to time.

                    2. Routine maintenance and electric lighting service for all Common Areas of the Building in the manner and to the extent deemed by Landlord to be standard for buildings of similar class, size, age and location.

                    3.        See Exhibit "E"; Addendum, Paragraph 6.

                    4. Elevator service in common with other tenants of the Building for ingress and egress to and from the floor of the Premises during Normal Business Hours. Provided that subject to force Majeure at least one (1) passenger elevator servicing the Premises shall be available for the use of Tenant, twenty-four (24) hours per day, 365/6 days per year.

          B. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations, Force Majeure (as hereinafter defined) or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair and replace such equipment or machinery, but except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service or resulting therefrom. Landlord's entire obligation with respect to the repair and maintenance of the Premises are set forth above.

VIII.  LEASEHOLD IMPROVEMENTS.

       A. Except as otherwise specifically provided elsewhere in this Lease or in the Work Letter Agreement, if any, attached hereto as Exhibit C and incorporated herein, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord upon demand as additional Rent.

       B. Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and non-trade fixtures (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Any unattached and movable equipment or furniture, trade fixtures or other personalty of Tenant ("Tenant's Property") shall be owned and insured by Tenant. Landlord may, nonetheless, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall promptly remove such Required Removables and repair any damage caused by such removal. If Tenant fails to remove the Required Removables within five (5) days after Landlord's request therefor, Landlord may remove, store or dispose of the Required Removables at Tenant's cost, and repair any damage caused by such removal and Tenant shall pay Landlord as additional Rent hereunder, on demand, all such costs. See Exhibit E Addendum Paragraph 12.

IX. GRAPHICS. Landlord shall provide and install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent.

X.     REPAIRS AND ALTERATIONS BY TENANT.

       A. Tenant shall, at Tenant's own cost and expense, keep the Premises in good condition and repair. Such repairs shall restore the Premises to as good a condition as it was in prior to such damage except where damage is covered by Fire and Casualty Insurance of the type required to be maintained by the Landlord under Section XVIII hereof and shall be effected in compliance with the reasonable directions of Landlord. If Tenant falls to make such repairs to the Premises promptly, Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as additional Rent. See Exhibit E Addendum Paragraph 13.

       B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, nor install any vending machines, safes or other heavy property or equipment within the Premises, nor place signs or window coverings on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance. Prior to commencing any such work, Tenant must furnish Landlord with plans and specifications; names and addresses of contractors; copies of contracts; necessary permits; evidence of contractor's and subcontractor's insurance in accordance with section XVI.B. hereof; and indemnification in form and amount satisfactory to Landlord.
            All such improvements, alterations or additions shall be installed in a good workmanlike manner using new materials. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as additional Rent for all sums expended by Landlord for examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements and for the costs of repairing any damage done to the Building caused by Tenant or Tenant's agents, servants, employees, customers, licensees, or invitees. If Landlord so requests, Tenant shall permit Landlord to supervise construction operations, but no such supervision shall impose any liability upon Landlord. In the event Landlord supervises such construction, Landlord shall be entitled to a supervisory fee in the amount of ten percent (10%) of the cost of such construction. Landlord's approval of Tenant's plans and specifications or supervision of any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations. See Exhibit E Addendum Paragraph 14.

XI.    USE OF ELECTRICAL AND HVAC SERVICES BY TENANT.

       A. Except as provided in Exhibit "E" to the contrary all electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Basic Costs (to the extent Tenant's usage doesn't exceed the standard for the Building, it being agreed that Tenant shall pay for the cost of any excess electrical usage as additional
            Rent).

            Tenant's use of electrical and heating, ventilating and air conditioning ("HVAC") services furnished by Landlord shall not exceed, either in voltage, rated capacity, use or overall load, that which Landlord deems to be standard for the Building. In the event Tenant shall request that it be allowed to consume electrical or HVAC services in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage, installation and maintenance thereof shall be paid for by Tenant as additional Rent. Landlord shall have the right to separately meter electrical usage for the Premises at any time during the Lease Term or to use any other method of measuring electrical usage that Landlord, in its reasonable judgment, deems to be appropriate.

       B. If Landlord generates or distributes electric current for the Building, Tenant shall obtain all current from Landlord and pay as additional Rent Landlord's charges therefor, provided, however, that such charges shall not exceed the rate that would be charged Tenant if billed directly by the local utility for the same services.

XII. ENTRY BY LANDLORD. Landlord and its agents or representatives shall have the right upon reasonable notice except in the event of an emergency to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants premises. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XIII.  ASSIGNMENT AND SUBLETTING.

       A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use;
            (4) the proposed transferee is a government agency or occupant of the Building; or (5) Tenant is in default.

            Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly offer or advertise the Lease for Transfer in any media. In the event Tenant or anyone acting on behalf of Tenant or with Tenant's knowledge violates the provisions of the foregoing sentence, Landlord, in addition to its other remedies, shall be entitled to seek injunctive relief preventing such action, and Tenant shall be responsible for all costs incurred by Landlord in connection therewith.

       B. If Tenant requests Landlord's consent to a Transfer, Tenant shall notify Landlord in writing at least forty-five (45) days prior to the effective date of the proposed Transfer of the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding the provisions of Section XIII.A. above, Landlord may, during said 45-day period, (1) consent to or refuse to consent to such Transfer in writing; or (2) negotiate directly with the proposed transferee and (in the event Landlord is able to reach agreement with such proposed transferee) upon execution of a lease with such transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or (3) cancel and terminate this Lease, in whole or in part as appropriate, upon thirty (30) days notice. In the event Landlord consents to any such Transfer, the Transfer shall be in a form approved by Landlord, and Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be deemed to be at least Seven Hundred Fifty Dollars ($750.00).

       C. All cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

       D. If Tenant is a corporation and if at any time during the Lease Term the person or persons who own the voting shares at the time of the execution of this Lease cease for any reason, including but not limited to merger, consolidation or other reorganization involving another corporation, to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner(s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation the outstanding stock of which is listed on a recognized security exchange, or if at least eighty per cent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed. See Exhibit E Addendum Paragraph 15.

       E.   Any Transfer consented to by Landlord in accordance with this
            Article XIII shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIV. LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the real estate associated therewith. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within five (5) days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to stay the enforcement or foreclosure of such lien. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys fees shall be paid by Tenant to Landlord on demand as additional Rent.

XV.    INDEMNITY AND WAIVER OF CLAIMS.

       A. Tenant shall indemnify, defend and hold Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and any Mortgagee(s) (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees, which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant, and (without limiting the generality of the foregoing) any of the following: (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, contractors, employees, or invitees; (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; (3) any act or omission of Tenant or any of its transferees, agents, contractors, employees, or invitees; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform.
            In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

       B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant (including Tenant's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from (1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items (1) - (9), where such loss or damage is due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.


  XVI.   TENANT'S INSURANCE.

         A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

            1. Commercial General Liability Insurance with a Broad Form General
               Liability Endorsement applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000).

            2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

            3. Workers Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of One Million Dollars ($1,000,000) per occurrence.

            4. Intentionally omitted.

         B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Building is located, All Risk Installation Floater Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord), however, such insurance shall be required only for alterations, additions, or improvements undertaken by or on behalf of Tenant after the Commencement Date hereof; and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000); such limit may be accomplished by means of an umbrella policy.

         C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A7" or better and shall be licensed and qualified to do business in the state in which the Premises are located. All policies evidencing Tenant's Insurance (except for Workers Compensation) shall specify Tenant and the "owner[s] of the Building and its (or their) respective principals, beneficiaries, partners, officers, directors, employees, agents and mortgagee[s]" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen
            (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

         D. Tenant shall not do or fail to do anything in, upon or about the Premises which will (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as additional Rent, the cost of the amount of any increase in any such insurance premium. If Tenant fails to obtain the insurance coverage required by this Lease,

            Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as additional Rent, the cost of all premiums thereon and all of Landlord's costs associated therewith. See Exhibit E Addendum Paragraph 19.

        XVII.  SUBROGATION.

          Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee[s], for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee[s], which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. Notwithstanding the foregoing, Landlord hereby represents that its insurance carrier has agreed to waive its Right of Subrogation and that no further notice by Landlord is necessary to effectuate such waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to
          Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

        XVIII.  LANDLORD'S INSURANCE.

          Landlord shall maintain property insurance on the Building in such amounts as Landlord reasonably elects. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear. Landlord may, at its option, elect to self insure.

        XIX.  CASUALTY DAMAGE.

          If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event the Premises have been damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the date specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds plus Landlord's deductible actually received by the Landlord as a result of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent the Premises are untenantable. See Exhibit E Addendum Paragraph 16.

        XX.  DEMOLITION.

          Intentionally omitted.

        XXI.  CONDEMNATION.

          If (1) the whole or any substantial part of the Premises or (2) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself. See Exhibit E Addendum Paragraph 17.

        XXII.  EVENTS OF DEFAULT.

          The following events shall be deemed to be events of default under this Lease:

           A. Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease (hereinafter sometimes referred to as a "Monetary Default").

           B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure Tenant has not begun to cure within ten (10) days after delivery to Tenant of notice of the occurrence of such failure and thereafter Tenant does not continue to diligently pursue said cure, provided that if any such failure creates a hazardous condition, such failure must be cured immediately.

           C. Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

           D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

           E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

           F. The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

           G. Tenant shall abandon or vacate any substantial portion of the Premises without the prior written permission of Landlord.

           H. Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date and thereafter continuously conduct its operations in the Premises for the Permitted Use as set forth in Paragraph 4 hereof.

           I. The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

           J. Tenant shall be in default beyond any notice and cure period under any other lease with Landlord.

        XXIII.  REMEDIES.

           A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XXII or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing):

            1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet.

            2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

            3. Enter upon the Premises without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to: (a) the Maximum Rate, or (b) the Prime Rate plus five percent (5%), and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

            4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

            5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of (a) all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, (b) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the prime rate then in effect, minus (ii) the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs of Reletting. Landlord's determination of such amount shall be conclusive and binding on Tenant, and shall be deemed to have been made in good faith, subject only to manifest error.

            B. For purposes of this Lease, the term "Costs of Reletting" shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, rent loss during the period the Premises are vacant prior to reletting, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

          C. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to
                    Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

          D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

          E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

        XXIV.  LIMITATION OF LIABILITY.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT EQUITY OFFICE PROPERTIES, INC., IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

        XXV.  NO WAIVER.

          Failure of Landlord or Tenant to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel, but Landlord or Tenant, as the case may be, shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord or Tenant to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

        XXVI.  EVENT OF BANKRUPTCY.

          In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

          A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C.
                    Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

                    1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

                    2. the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

                    3. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then-current monthly Base Rental.

          B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three (3) times the then-current Base Rental payable hereunder.

          C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

          D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

          E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

          F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

          G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

        XXVII.  QUIET ENJOYMENT.

          Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease (including, without limitation, Article XXX hereof), provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

        XXVIII.  RELOCATION.

          Landlord, at its expense, shall be entitled to cause Tenant to relocate from the Premises to space containing approximately the same Rentable Area as the Premises (the "Relocation Space") within the Building or adjacent buildings within the same project at any time upon sixty (60) days prior written notice to Tenant. Such a relocation shall not affect this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined, and the Base Rental shall be adjusted so that immediately following such relocation the Base Rental for the Relocation Space per annum on a per square foot of Rentable Area basis shall be the same as the Base Rental per annum immediately prior to such relocation for the original Premises on a per square foot of Rentable Area basis. Notwithstanding anything to the contrary herein, this provision shall not apply to Floor 7 of the Building.

        XXIX.  HOLDING OVER.

          In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at will and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, pay rent (on a per month basis without reduction for any partial months during any such holdover) equal to the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

XXX. SUBORDINATION TO MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Article promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within five (5) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

XXXI. ATTORNEY'S FEES. In the event that Landlord should retain counsel and/ or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) in connection therewith.

XXXII. NOTICE. Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I.A.6. of this Lease, provided that if Tenant has vacated the Premises Landlord may serve Notice by any manner permitted by Law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXIII.  LANDLORD'S LIEN.

          Intentionally omitted.

XXXIV. EXCEPTED RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time (A) to change the Building's name or street address; (B) to install, fix and maintain signs on the exterior and interior of the Building except as otherwise provided in Exhibit "E"; (C) to designate and approve window coverings; (D) to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; (E) to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; (F) to retain at all times and to use pass-keys to all locks within and into the Premises; (G) to approve the weight, size, or location of heavy equipment, articles in and about the Premises; (H) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; (I) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; and (J) to grant to anyone the exclusive right to conduct any business or undertaking in the Building. However, no exclusive rights would prohibit Tenant from conducting its business. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XXXV. SURRENDER OF PREMISES. At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damages caused by fire or other casualty excepted. If Tenant fails to remove any of Tenant's Property within three (3) days after the termination of this Lease or Tenant's right to possession hereunder, such Tenant's Property, or any portion thereof designated by Landlord, shall at Landlord's option, and without notice to Tenant, be removed and/or stored by Landlord at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. See Exhibit E Addendum Paragraph 10.

XXXVI.    MISCELLANEOUS.

          A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

         C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

         D.  See Exhibit "E" Addendum Paragraph 8.

         E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

         F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease.

         G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made, with or to all of them.

         H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (5) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.

         I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

         J. Except as expressly otherwise herein provided, time is of the essence of this Lease.

         K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns. Upon any sale or other transfer by Landlord of its interest in the Premises, Landlord shall be relieved of any obligations under this Lease occurring or applicable to the period subsequent to such sale or other transfer.

         L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term.

         M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

         N. LANDLORD HAS DELIVERED A COPY OF THIS LEASE TO TENANT FOR TENANT'S REVIEW ONLY, AND THE DELIVERY HEREOF DOES NOT CONSTITUTE AN OFFER TO TENANT OR OPTION. THIS LEASE SHALL NOT BE EFFECTIVE UNTIL AN ORIGINAL OF THIS LEASE EXECUTED BY BOTH LANDLORD AND TENANT AND AN ORIGINAL GUARANTY, IF ANY, EXECUTED BY EACH GUARANTOR IS DELIVERED TO AND ACCEPTED BY LANDLORD, AND THIS LEASE HAS BEEN APPROVED BY LANDLORD'S MORTGAGEES, IF REQUIRED.

XXXVII. ENTIRE AGREEMENT. This Lease Agreement, including the following
        Exhibits:

        Exhibit A   - Outline and Location of Premises
        Exhibit B-1 - Schedule of Base Rental
        Exhibit B-2 - Payment of Basic Costs
        Exhibit C   - Work Letter Agreement (if required)
        Exhibit D   - Rules and Regulations
        Exhibit E   - Addendum
        Exhibit E-1 - Addendum
        Exhibit E-2 - Addendum
          constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE.
          ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.


ATTEST:                                LANDLORD: First Capital Institutional
                                                --------------------------------
                                        Real Estate Ltd. - 1
                                        ----------------------------------------

                                       BY: EQUITY OFFICE PROPERTIES, INC.,
                                           as agent


/s/ Karen Mikos                          By: /s/ Victoria R. Gorman
- -------------------------------------       -----------------------------------
Name (print): KAREN MIKOS                Name: VICTORIA GORMAN
             ------------------------         ----------------------------------
                                         Title: VICE-PRESIDENT
- -------------------------------------          ---------------------------------

Name (print):
             ------------------------

ATTEST:                                TENANT: JACOR Broadcasting of Atlanta,
                                               Inc.
                                              ----------------------------------

                                       -----------------------------------------

/s/ Marquis D. Higginbotham              By: /s/ R. Christopher Weber
- -------------------------------------       ------------------------------------

Name (print): MARQUIS D. HIGGINBOTHAM    Name: R. CHRISTOPHER WEBER
             ------------------------         ----------------------------------

/s/ Michael P. Hall                      Title: SENIOR VICE-PRESIDENT
- -------------------------------------          ---------------------------------

Name (print): MICHAEL P. HALL
             ------------------------

                                  EXHIBIT "A"





          [PRELIMINARY FLOOR PLAN - JACOR BROADCASTING APPEARS HERE]

                                  EXHIBIT B-1
                            SCHEDULE OF BASE RENTAL
                            -----------------------


     This Exhibit is attached to and made a part of the Lease dated August 4, 1994 by and between First Capital Institutional Real Estate, Ltd.-1, ("Landlord") by its agent Equity Office Properties, Inc. and JACOR Broadcasting of Atlanta, Inc. ("Tenant") for space in the Building located at 1819 Peachtree Road, NE, Atlanta, Georgia 30309.

     Tenant shall pay Landlord the sum of Three million eight hundred five thousand two hundred thirty-eight dollars and 16/100 Dollars ($3,805,238.16).

     A. 12 equal installments of $22,343.75 each payable on or before the first day of each month during the period beginning September 1, 1994 and ending August 31, 1995.

     B. 12 equal installments of $23,014.06 each payable on or before the first day of each month during the period beginning September 1, 1995 and ending August 31, 1996.

     C. 12 equal installments of $23,704.48 each payable on or before the first day of each month during the period beginning September 1, 1996 and ending August 31, 1997.

     D. 12 equal installments of $24,415.62 each payable on or before the first day of each month during the period beginning September 1, 1997 and ending August 31, 1998.

     E. 12 equal installments of $25,148.09 each payable on or before the first day of each month during the period beginning September 1, 1998 and ending August 31, 1999.

     F. 12 equal installments of $25,902.53 each payable on or before the first day of each month during the period beginning September 1, 1999 and ending August 31, 2000.

     G. 12 equal installments of $26,679.61 each payable on or before the first day of each month during the period beginning September 1, 2000 and ending August 31, 2001.

     H. 12 equal installments of $27,480.00 each payable on or before the first day of each month during the period beginning September 1, 2001 and ending August 31, 2002.

     I. 12 equal installments of $28,304.40 each payable on or before the first day of each month during the period beginning September 1, 2002 and ending August 31, 2003.

     J. 12 equal installments of $29,153.53 each payable on or before the first day of each month during the period beginning September 1, 2003 and ending August 31, 2004.

     K. 12 equal installments of $30,028.13 each payable on or before the first day of each month during the period beginning September 1, 2004 and ending August 31, 2005.

     L. 12 equal installments of $30,928.98 each payable on or before the first day of each month during the period beginning September 1, 2005 and ending August 31, 2006.

EXHIBIT B-1
SCHEDULE OF BASE RENTAL
Page 2

     All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first written above.

                            LANDLORD:  FIRST CAPITAL INSTITUTIONAL REAL
                                       --------------------------------
                                       ESTATE, LTD-1
                                       -------------

ATTEST:                                BY:  EQUITY OFFICE PROPERTIES, INC.
                                            as agent

/s/ Karen Mikos                        By:  /s/ Victoria R. Gorman
- -----------------------------               ------------------------------------
Name (print): KAREN MIKOS              Name: VICTORIA GORMAN
             ----------------                -----------------------------------

Title:                                 Title: VICE-PRESIDENT
      -----------------------                 ----------------------------------




                              TENANT:  JACOR Broadcasting of Atlanta, Inc.
                                       -----------------------------------------

ATTEST:                                BY:  /s/ R. Christopher Weber
                                          --------------------------------------

/s/ Marquis D. Higginbotham            Name:  R. CHRISTOPHER WEBER
- -----------------------------               ------------------------------------

Name (print): MARQUIS D. HIGGINBOTHAM  Title: SENIOR VICE PRESIDENT
              -----------------------        ----------------------

                                  EXHIBIT B-2

                            PAYMENT OF BASIC COSTS
                            ----------------------

     This Exhibit is attached to and made a part of the Lease dated August 4, 1994 by and between First Capital Institutional Real Estate, Ltd - 1, by its agent Equity Office Properties, Inc. for Owner ("Landlord") and JACOR Broadcasting of Atlanta, Inc. ("Tenant") for space in the Building located at 1819 Peachtree Road, NE Atlanta, Georgia 30309.

     BASIC COST ADJUSTMENT. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder the sum of (1) Tenant's Pro Rata Share of the amount, if any, by which Taxes (hereinafter defined) for the applicable calendar year exceed Taxes for the Base Year (hereinafter defined) plus (2) Tenant's Pro Rata Share of the amount, if any, by which Expenses (hereinafter defined) for the applicable calendar year exceed Expenses for the Base Year. For purposes hereof, the "Base Year" shall mean the calendar year 1993. Tenant's Pro Rata Share of increases in Taxes and Tenant's Pro Rata Share of increases in Expenses shall be computed separate and independent of each other prior to being added together to determine the "Excess." In the event that Taxes and/or Expenses, as the case may be, in any calendar year decrease below the amount of Taxes or Expenses for the Base Year, Tenant's Pro Rata Share of Taxes and/or Expenses, as the case may be, for such calendar year shall be deemed to be $0, it being understood that Tenant shall not be entitled to any credit or offset if Taxes and/or Expenses decrease below the corresponding amount for The Base Year.
Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous years estimate of the Excess. Tenant shall pay Landlord for any underpayment upon demand. Any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Base Rental due for the month immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph A below, when actual Basic Costs are determined for such calendar year.

A. Basic Costs Reconciliation. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. If for any calendar year the Additional Base Rental collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against Additional Base Rental due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

B. Definitions.

   1. "Basic Costs" for any calendar year shall mean the total, computed in accordance herewith, of Taxes for such calendar year and Expenses for such calendar year.

   2. "Expenses" shall mean all direct and indirect costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property (inclusive of the Exterior Common Areas), including, without limitation, the following:

      (i) All labor costs for all persons performing services required or utilized in connection with the operation, repair and maintenance of an control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, uniforms, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses incurred under the provisions of any collective bargaining agreement. In the event any employee provides services to buildings other than "The Building", then such costs shall be prorated based upon total amount of time allocated to such other building at Landlord's reasonable discretion.

      (ii) All management fees, the cost of maintaining a management office at the Building, and all fees for legal and accounting services relating to the Building and the Property.

      (iii) All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

      (iv) All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and

                                                                FOM-1308 11/93
             control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems.

      (v) All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord's Mortgagee.

      (vi) Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those charges for which tenants are individually responsible.

      (vii) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas of the Property, if any.

      (viii) Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, landscaping, and any parking equipment.

      (ix) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

      (x) The amortized cost of capital improvements made to the Building or the Property which are primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building or which are required to comply with any laws, rules or regulations of any governmental authority, the cost of such items to be amortized over a period of at least five (5) years. Such amortization shall be in accordance with generally accepted accounting principles and shall include interest at the rate of fifteen percent (15%) per annum compounded monthly.

   3. "Taxes," shall mean (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building's personal property, including license expenses, (iii) all franchise fees, (iv) all taxes imposed on services of Landlord's agents and employees, (v) all sales, use or other tax, excluding state and/or federal income tax, now or hereafter imposed by any governmental authority upon Rent received by Landlord, (vi) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and
      (vii) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes.

   4. "Exterior Common Areas" shall mean those areas of the Property which are not located within the Building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, any parking garage, plaza, roads, sidewalks and landscapes.

C. Exclusions From Basic Costs. Basic Costs shall not include the costs of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord.

D. Occupancy. Notwithstanding any language in the Lease seemingly to the contrary, if the Building is not fully occupied during any calendar year of the Lease Term, actual Basic Costs for purposes of this Exhibit B-2 shall, at Landlord's option, be determined as if the Building had been fully occupied during such year.

ATTEST:                                LANDLORD:  FIRST CAPITAL INSTITUTIONAL
                                                --------------------------------
                                        REAL ESTATE, LTD - 1
                                        ----------------------------------------

                                       BY: EQUITY OFFICE PROPERTIES, INC.,
                                           as agent

/s/ Karen Mikos                          By:  /s/ Victoria L. Gorman
- -------------------------------------       ------------------------------------
Name (print): KAREN MIKOS                Name:  VICTORIA GORMAN
             ------------------------         ----------------------------------
                                         Title:  VICE-PRESIDENT
- -------------------------------------          ---------------------------------
Name (print):
             ------------------------

ATTEST:                                TENANT: JACOR Broadcasting of Atlanta,
                                               Inc.
                                              ----------------------------------

                                       -----------------------------------------

/s/ Marquis D. Higginbotham              By: /s/ R Christopher Weber
- -------------------------------------       ------------------------------------
Name (print): MARQUIS D. HIGGINBOTHAM    Name:  R CHRISTOPHER WEBER
             ------------------------          ---------------------------------
Michael P. Hall                          Title:  SENIOR VICE-PRESIDENT
- -------------------------------------          ---------------------------------
Name (print): MICHAEL P. HALL
             ------------------------

                                                                FOM-1308 11/93

                                   EXHIBIT C
                                   ---------

                                  WORK LETTER
                                  -----------

     This Exhibit is attached to and made a part of the Lease dated August 4, 1994 by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-1 , by its agent Equity Office Properties, Inc. ("Landlord") and JACOR Broadcasting of Atlanta, Inc. ("Tenant") for space in the Building located at 1819 Peachtree Rd., NE, Atlanta, Georgia 30309 (Peachtree Palisades East Building) .

     1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected jointly by Tenant and Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

     2. Space planning, architectural, and when deemed necessary by Landlord, engineering (mechanical, electrical and plumbing) drawings for the Landlord Work (collectively referred to as the "Plans") shall be prepared by Landlord's architect or engineers. Landlord shall bear the cost of the initial space planning drawings, to include one revision, which shall be prepared by Landlord's architect. Tenant shall be responsible for the cost of all other plans, including any additional space planning services and drawings beyond those specified above and all related services in connection with the Landlord Work. The cost of such Plans and services may be paid out of the Allowance, if any, provided for below. In addition, Tenant shall be responsible for the design, function and maintenance of all special improvements, whether installed by Landlord at Tenant's request or installed by Tenant with Landlord's prior written approval. Tenant shall use only those materials which Landlord has approved in writing.

     3. Tenant and Tenant's Architect, if any, shall devote such time in consultation with Landlord or Landlord's agent as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, Plans for the Landlord Work. Tenant shall furnish any such requested information, and approve or disapprove any preliminary or final layout, drawings, or plans within three (3) Business Days after written request. Any failure to approve or disapprove shall be deemed a Delay (as defined in Article III of the Lease). Tenant agrees to pay on demand all costs, expenses and increased unit prices incurred by Landlord on account of Tenant's failure to furnish such information and/or approve drawings within such prescribed times. Any disapproval shall be in writing and shall specifically set forth the reasons for such disapproval. All of Tenant's Plans shall be subject to Landlord's consent, the granting or denial of which shall be in Landlord's sole discretion.

     4. Prior to commencing any construction of Landlord Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees (whether paid to independent contractors or charged by Landlord for acting as a general contractor), permit fees, and the cost of Plans and related services. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate; provided, however, if Tenant fails to give written approval of an alternative cost estimate within five (5) Business Days following delivery to Tenant of the original cost estimate, Tenant shall be chargeable with one day of Delay for each day thereafter until Tenant provides to Landlord its written approval of the alternative cost estimate.

     5. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs on demand.

     The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

     6. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within three (3) Business Days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 5 hereof and Tenant shall pay such Excess Costs in accordance with said Paragraph 5.

     7. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

     8. Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed Four hundred eigthty-seven thousand five hundred Dollars ($487,500 ) to be applied toward the cost of the Landlord Work in the Premises. In the event the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs as prescribed in paragraph 5, above. In the event the Allowance exceeds the cost of the Landlord Work, any remaining Allowance shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

     9. This Exhibit C shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.


ATTEST:                                LANDLORD:

                                       BY:  EQUITY OFFICE PROPERTIES,
                                            INC., as agent

/s/ Karen Mikos                        By:  /s/ Victoria Gorman
- -------------------------------------       ------------------------------------
KAREN MIKOS                              Name:  VICTORIA GORMAN
- -------------------------------------         ----------------------------------
                                         Title:  VICE-PRESIDENT
                                               ---------------------------------


ATTEST:                                TENANT: JACOR Broadcasting of Atlanta,
                                               Inc.
                                       -----------------------------------------

/s/ Marquis D. Higginbotham              /s/ R. Christopher Weber
- -------------------------------------    ---------------------------------------
Name (print): MARQUIS D. HIGGINBOTHAM    Name:  R. CHRISTOPHER WEBER
              -----------------------         ----------------------------------
Michael P. Hall                          Title:  SENIOR VICE-PRESIDENT
- -------------------------------------          ---------------------------------
Name (print): MICHAEL P. HALL
             ------------------------

                                   EXHIBIT D

                        BUILDING RULES AND REGULATIONS
                        ------------------------------

     This Exhibit is attached to and made a part of the Lease dated August 4, 1994 by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD-1, by its agent Equity Office Properties, Inc., for Owner ("Landlord") and JACOR Broadcasting of Atlanta, Inc. ("Tenant") for space in the Building located at 1819 Peachtree Rd., Atlanta, Georgia 30309.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

6. Tenant will refer to Landlord for Landlord's supervision, approval, and control all contractors, contractor's representatives, and installation technicians rendering any service to Tenant, before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephones, computer wiring, cabling, equipment, electrical devices, attachments and installations of any nature. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any person resulting from such activity. If any equipment, property, and/or personnel of Landlord or any of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damages or loss resulting therefrom.

8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation or removal of any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

9.  Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (i) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (ii) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (iii) conduct or permit any other activities in the Building that might constitute a nuisance.

11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for the resumption of such work. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Tenant shall bear the cost and expense of such extermination services, provided that Tenant shall not be obligated to pay more for its participation in such termite and pest extermination services than the prevailing competitive rates charged by reputable independent termite and pest control exterminators for the same service on a direct and individual basis.

16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building.

17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord.

24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any sue which is inconsistent with good business practice.

26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

ATTEST:                                  LANDLORD: First Capital Institutional
                                           Real Estate, Ltd - 1
                                         ---------------------------------------

                                         BY: EQUITY OFFICE PROPERTIES, INC.,
                                             as agent

 /s/ Karen Mikos                            By:  /s/ Victoria R. Gorman
- -------------------------------------       ------------------------------------
Name (print): KAREN MIKOS                Name:  VICTORIA GORMAN
             ------------------------         ----------------------------------
                                         Title:  VICE-PRESIDENT
                                               ---------------------------------
Name (print):
             ------------------------

ATTEST:                                  TENANT:  JACOR Broadcasting of Atlanta,
                                                  Inc.
                                                  ------------------------------

                                           By:  /s/. R. Christopher Weber
 /s/ Marquis D. Higginbotham               ----------------------------------
- -------------------------------------
Name (print): MARQUIS D. HIGGINBOTHAM      Name:  R. CHRISTOPHER WEBER
             ------------------------           --------------------------------
Michael P. Hall                            Title:  SENIOR VICE-PRESIDENT
- -------------------------------------            -------------------------------
Name (print): MICHAEL P. HALL
             ------------------------

                                                                  FOM 1311 11\93

                                   EXHIBIT E

                                   ADDENDUM
                                   --------

     This Exhibit is attached to and made a part of the Lease dated August 4, 1994 by and between First Capital Institutional Real Estate Ltd.-1, ("Landlord") by its agent Equity Office Properties, Inc. and JACOR Broadcasting of Atlanta, Inc. ("Tenant") for space in the Building located at 1819 Peachtree Road, Atlanta, Georgia 30309 (Peachtree Palisades East Building).

                              W I T N E S S E T H
                              -------------------

     A. Landlord and Tenant are entering into a certain Lease Agreement simultaneously with the execution of this Addendum (the "Lease"), under which Landlord leases to Tenant and Tenant leases from Landlord approximately 19,500 square feet of net rentable area known as Suite 700 on the seventh (7th) floor at Peachtree Palisades East Building (the "Building").

     B. Landlord and Tenant desire this Addendum to form a part of the Lease.

1.   Pharr Center Lease

     A. JACOR Broadcasting of Atlanta, Inc. is currently the lessee under that certain lease dated November 4, 1985, by and between Pharr Associates as lessor, and JACOR Broadcasting of Atlanta, Inc. as lessee for approximately 15,497 square feet in the building located at 550 Pharr Road, Suite 400, Atlanta, Georgia 30305 (the "Pharr Center Lease"). Landlord, provided that Tenant is not in default hereunder after the expiration of any applicable cure period or under the lease terms of the Pharr Center Lease, and, provided further, that Tenant complies with all of its obligations under section C. below, shall provide Tenant with a monthly credit against Base Rental due hereunder with respect to the period beginning on the Commencement Date and ending no later than June 30, 1996 (the "Reimbursement Period"). The credit for each individual month during the Reimbursement Period shall equal the total amount that Tenant actually pays under the Pharr Center Lease (as evidenced by copies of cancelled checks from Tenant) for such month for (i) Base Rent, and (ii) CPI increases, provided that the maximum credit that Tenant shall be entitled to receive hereunder shall be $455,960 ("Lease Takeover Amount"). The total amount that Tenant actually pays under the Pharr Center Lease with respect to items (i) and (ii) for each month during the Reimbursement Period shall be referred to herein as the "Reimbursement Amount". In addition, in the event Tenant is declared to be in default under the Pharr Center Lease as a direct result of its vacation of the premises thereunder, the reimbursement amount shall also include any damages that Tenant is required to pay in connection with such default. Such Reimbursement Amount shall be deducted from the Base Rental Tenant is required to pay hereunder during the Reimbursement Period in accordance with this Lease, provided that in no event shall Tenant be entitled to deduct more than $455,960.

     Notwithstanding the foregoing to the contrary, in the event that the Commencement Date is delayed beyond August 1, 1994 for any reason whatsoever, the Lease Takeover Amount shall be reduced by 1/699 (or $651.37/day) for each day of delay. For example, if the Commencement Date is September 1, 1994, the Lease Takeover Amount shall adjust to $455,960.00 - $20,192.47 = $435,767.53.

     B. Notwithstanding anything in Section A. above to the contrary, Landlord's obligation to provide Tenant with a credit against Base Rental as provided above shall terminate immediately upon the termination of the Pharr Center Lease, it being agreed that Landlord shall not be required to provide Tenant with a credit hereunder with respect to any period subsequent to the termination date of the Pharr Center Lease. Likewise, if Tenant's obligation to pay rental under the Pharr Center Lease is reduced for any reason, including, without limitation, a rental restructuring or the termination of less than all of the Premises under the Pharr Center Lease, Landlord's obligation to provide Tenant with a credit shall also be reduced, it being understood that Landlord shall only be required to provide Tenant with a credit for the Reimbursement Amount as defined in Section A above.

     C. In consideration of Landlord's agreement to grant Tenant a credit against Base Rental, Landlord shall be entitled to act as Tenant's agent in connection with any assignment or subletting of the premises under the Pharr Center Lease and in connection with any buy-out or reduction of Tenant's obligation under the Pharr Center Lease. Tenant agrees to cooperate with Landlord in connection with Landlord's efforts to assign, sublease, reduce or buy-out Tenant's obligation under the Pharr Center Lease. Such cooperation shall include, without limitation, execution by Tenant of (i) any assignment of the Pharr Center Lease, (ii) any sublease with respect to all or any portion of the premises under the Pharr Center Lease, (iii) any lease termination agreement with respect to all or any portion of the premises under the Pharr Center Lease, provided that Landlord shall be responsible for any termination fee in connection therewith, and (iv) any additional agreements or documentation requested by Landlord to evidence Landlord's right to act as agent for Tenant in connection with the Pharr Center Lease. In addition, Tenant upon the request of Landlord, shall execute any rights to expand the premises under the Pharr Center Lease or to extend the term of the Pharr Center Lease, provided that Landlord agrees to be liable for any and all obligations under the Pharr Center Lease with respect to any such expansion space and any such extended term. Notwithstanding anything herein to the contrary, Tenant shall not be required to incur any cost or expense in connection with the assignment or termination of any of the Pharr Center Lease or in the subletting of any portion of premises leased under the Pharr Center Lease.

2.   Parking.

     The Landlord will provide Tenant with up to thirty-five (35) parking spaces in the parking garage (See attached drawing, Exhibit "E-1"), and twenty-five (25) parking spaces in the adjacent surface parking lot. (See attached drawing, Exhibit "E-2") Up to six (6) of these spaces located in the adjacent surface parking lot will be reserved for 24 hours per day seven days per week access. All sixty (60) spaces will be at no charge for the initial term of the lease. The parking garage and the surface parking area to be known as the "Parking Area". Landlord reserves the right during the term of the lease to relocate the twenty-five (25) surface parking spaces to other parking locations as reasonably designated by Landlord.

     Landlord will provide thirty (30) additional parking cards for Tenant at no additional cost for short term access (as defined herein as periods of three (3) hours or less) to the parking garage. Landlord reserves the right to monitor the use of such access cards and restrict access if Landlord determines that Tenants use exceeds the short term use contemplated herein.

     Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Area regardless of whether such loss or theft occurs when the Parking Area or other areas therein are locked or otherwise secured against entry. Except as caused by negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Area or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Parking Area shall be at the sole risk of Tenant and its employees.

     Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Parking Area, and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with the cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

     Tenant shall not store or permit its employees to store any automobiles in the Parking Area without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Area or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Area overnight, Tenant shall provide landlord with prior notice thereof, designating the license plate number and model of such automobile other than those in the reserved area in the surface lot.

     Landlord shall have the right to temporarily close the Parking Area or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Area.

     Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

3.   Roof Space.

     A. Tenant shall use and occupy the Premises as a broadcasting studio and general offices or for such other uses as shall not be incompatible with the foregoing specified uses. Tenant shall transmit its AM and FM broadcasts to the general public from a transmitting tower at a location other than at the Building. However, Tenant may cause to be erected on the roof of the Building six (6) STL antennae 8' x 0", three (3) small satellite antennae 30", two (2) Remote Pick-up (RPU) antenna 3' x 6' two
     (2) satellite receive dish type antennae not to exceed 3 meters in height. Two (2) Towers not to exceed 40' in height located at the back of the penthouse on the North and South sides of the building. Two (2) 2-way antennae - 10' in length for receiving from mobile units. Landlord agrees to permit Tenant, at Tenant's sole cost and expense, to erect such antennae and related equipment in the number and of the type described in this paragraph 3-A subject to Landlord's prior written consent, which consent should not be unreasonably withheld. Tenant's right to erect and maintain such antennae and related equipment on the roof shall be subject to the following:

          (i) the antennae shall be erected at the locations on the roof of the Building approved by Landlord. Said antennae are not to detract from the building aesthetics.

          (ii) Tenant, at its sole cost and expense, shall carry the insurance described in paragraph B of these Special Stipulations.

          (iii) Tenant, at its sole cost and expense, shall obtain such permits and licenses as shall be required for the erection and use of such antennae and related equipment.

          (iv) Tenant, at its sole cost and expense, shall be responsible for the maintenance and repair of such antennae, including maintenance of the structural soundness thereof, and the water tight condition of the building surface; and

          (v) Tenant, shall indemnify Landlord against, and hold Landlord harmless from, any loss or damage whatsoever to the Building or to the person or property of anyone whosoever, arising out of or occasioned by said antennae and related equipment, including, but not limited to their erection, maintenance, use, destruction (by windstorm or otherwise) and removal.

          (vi) All installations and operations in connection with Tenant's antenna and related equipment shall meet with all applicable rules and regulations of the Federal Communications Commission ("FCC"), Federal Aviation Administration ("FAA") and all applicable codes and regulations of the city, county and state concerned. Under this Lease, the Landlord assumes no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects.

          (vii) Upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove its antenna and related equipment from the roof of the Building. Tenant shall repair any damage cause by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees to maintain all of Tenant's equipment placed on or about the roof or in any Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety.
     Tenant agrees that at all times during the term of this Lease, it will keep the Premises free of all trash or waste materials by Tenant.

     Subject to all other terms and conditions of this Lease, Tenant may use and occupy the Premises for the purposes set forth in this paragraph 3A during any hours of the day or night and for such durations of the day and night as is necessary and proper, subject only to this Lease and any restrictions imposed by any governmental authority or law or municipal ordinance now or hereafter in effect. Notwithstanding the foregoing, Tenant further agrees to exercise firm control over the people requiring access to the roof in order to keep to a minimum the number of people having access to the roof and the frequency of their visits.

     Anything contained in this paragraph 3A to the contrary notwithstanding Tenant shall not use or occupy or permit the Premises to be used or occupied, or permit anything to be done in or on the Premises, in a manner which will in any way violate any certificate of occupancy affecting the Building, or make void or voidable any insurance then in force with respect thereto, or which will make it difficult or impossible to obtain fire, public liability or other insurance covering the Building, or which will cause to be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, and shall not use or occupy or permit the Premises to be used or occupied in any manner which will violate any present of future laws or regulations of any governmental authority or zoning or other municipal ordinance, or to permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building. If by reason of failure of Tenant to comply with the provisions of this paragraph 3A or if by reason of the mere use to which Tenant puts the Premises including increasing rates for the Building charged to Landlord, than otherwise would be charged, then Tenant shall pay Landlord, as additional Rent hereunder, that part of insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant to comply with the provisions of this paragraph or by virtue of the mere use to which Tenant puts the Premises, such as additional rent to be payable by Tenant upon receipt of an invoice thereof from Landlord.


     B. Tenant, at its sole cost and expense, shall carry with an insurance company acceptable to Landlord public liability and property damage insurance in the following amounts: $1,000,000/$5,000,000. Such insurance shall make provision for the antennae, described in paragraph 3-A of these special stipulations, and for the call letters to be installed described in paragraph 3-C of these special stipulations, and shall contain a waiver of subrogation clause and shall designate Landlord as a party additionally insured. Tenant further agrees to deliver to Landlord a certified copy of the policy or policies which provide such insurance. If Tenant fails to maintain such insurance in full force and effect during the term of this Lease, Landlord may procure an equivalent policy and the cost thereof shall be deemed additional rent, payable by Tenant upon receipt of an invoice thereof from Landlord.

     C. Landlord agrees to permit Tenant to erect on two sides of the Building on the penthouse siding the call letters of the AM and FM stations WGST and WPCH, the exact location, appearance, type and configuration shall be subject to Landlord's prior written consent and the following:

          (i) the call letters shall be erected at the locations on the roof of the building approved by Landlord. Said call letters are not to detract from the buildings aesthetics.

          (ii) Tenant, at its sole cost and expense, shall carry the insurance described in paragraph 3-B of this Addendum.

          (iii) Tenant, at its sole cost and expense, shall be responsible for the maintenance and repair of such call letters, including, maintenance of the structural soundness thereof, and the water tight condition of the building surface;

          (iv) Tenant, at its sole cost and expense, shall obtain such permits and licenses as shall be required for the reaction and use of such call letters; and

          (v) Tenant shall indemnify Landlord against, and hold Landlord harmless from, any loss of damage whatsoever to the Building or to the person or property of anyone whomsoever, arising out of or occasioned by said call letters, including, but not limited to their erection, maintenance, use, destruction (by windstorm or other wise).

          (vi) As long as Tenant leases at least 19,500 rentable square feet of space at Peachtree Palisades East Building and is not in adjudicated default of the Lease and does not sublease over twenty percent (20%) of it's space to a non-affiliate, Tenant will have the exclusive right to place it's name and call letters on the penthouse of the building.
     Landlord specifically retains the right to all other forms and locations of building signage. The signage design and location must be mutually acceptable to both Tenant and Landlord. Tenant shall be responsible for assuring that the building signage is in complete compliance with all required City of Atlanta building signage codes. All costs associated with the design and installation of this signage may be paid from the Tenant Improvement Allowance. Tenant shall be responsible for any ongoing costs associated with the maintenance of such signage.

          Upon expiration or termination of this Lease, or if Tenant assigns this Lease or vacates the Premises or Subleases over 20% of its space to a non-affiliate, Tenant shall remove all signage within fifteen (15) days of such aforementioned instance, and repair the mounting location to a useable condition acceptable to Landlord.

          Should Tenant elect not to install it's Building Signage by the end of year 1 of the Lease term, Landlord shall have the right to offer exclusive Building Signage to another tenant with the consent of Tenant, which consent shall not be unreasonably withheld.

4.   Building Directory.

     Landlord will provide sufficient space on the building directory in the lobby for JACOR Broadcasting of Atlanta, Inc. and a reasonable number of it's senior executives.

5.   Monument Signage.

     During the lease term and so long as Tenant occupies at least nineteen thousand five hundred (19,500) rentable square feet at Peachtree Palisades East Building, Tenant shall have the right to place its name on the building monument sign located on Peachtree Road at the visitor parking entrance at Tenant's sole cost and expense. If Tenant ever occupies less than nineteen thousand five hundred (19,500) rentable square feet, Landlord shall have the right to remove Tenant's name from the monument sign. Landlord reserves the right to approve or disapprove Tenants signage design, finish and size, subject to City of Atlanta signage ordinances.
     The Landlord reserves the right to retain approximately 50% of the Monument Sign for another Tenant's use.

6. Janitorial Credit. Tenant, at Tenant's sole cost and expense, shall provide its own general cleaning and janitorial services for the Premises and shall remove all trash from the Premises to the garbage bin provided by Landlord at the rear of the Building. If Landlord deems Tenant's trash removal service to be below the standard, Landlord may provide such trash removal service and charge Tenant therefore, at cost. Tenant will be credited with $912.00 per month for such general cleaning, janitorial and trash removal services provided by Tenant. Such credit is being provided in order to offset the inclusion of such items in "Basic Costs".

     Included in the service which Landlord agrees to provide Tenant, shall be outside window cleaning in accordance with such schedule therefore as Landlord may establish for the Building but not less than once annually. Landlord agrees to keep common areas of the building and appurtenant property owned by Landlord (including the Parking Area) in good repair and free of debris. Tenant, however, shall also be responsible for the proper and timely maintenance of all special equipment servicing the Premises, such equipment shall include but not be limited to supplemental HVAC, non-standard lighting, over standard electrical service.

     Power for studio air conditioning and studio equipment shall be separately metered twenty-four (24) hours a day, seven days a week through one meter to be as part of Landlord work. As measured by such meter and based on the power rates applicable to the Building, Tenant shall pay monthly (as additional base rental) for such power provided.

7. Gas Fired Generator. Tenant shall have the right, subject to Landlord review and approval to install and vent a gas fired generator in the building equipment room located on the basement level. Tenant shall be responsible for the cost of installation, maintenance, repair, insurance, and if Landlord elects, the proper removal of such equipment upon lease expiration. See Attached Drawing - Exhibit "E-1".

8. Moving Allowance. Landlord will provide Tenant with a moving allowance, which is not a part of the attached Exhibit "C" Work Letter and is in the amount of $1.00 per rentable square foot or $19,500. All moving costs in excess of the allowance shall be borne by Tenant.

     Notwithstanding anything in Article XII or elsewhere in the Lease to the contrary, Tenant may, at its own expense, provide its own locks to an area within the Premises ("Secured Area"). Tenant need not furnish Landlord with a key but upon the Expiration Date, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant and Landlord shall comply with all reasonable security measures pertaining to the Secured Area and Landlord needs to gain access to the Secured Area in connection with an emergency in the Premises or Building, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord.

9. Disclosure. Office Associates represents the Landlord in this transaction and shall be paid a commission by the Landlord. Office Associates does not represent the Tenant.

10. In the event Tenant fails to remove any of Tenants property from the premises or storage, as the case may be, within thirty (30) days after the expiration or earlier termination of this Lease or Tenants right to possession, Landlord, at its option, may deem such Tenants property to have been abandoned and title to such items shall pass to Landlord.

11. Notwithstanding the foregoing, if the Commencement Date does not occur by one hundred eighty (180) days after the Target Commencement Date (the "Outside Completion Date"), as the same may be extended due to Delays and Force Majeure, Tenant, as its sole remedy, may terminate this Lease by giving Landlord notice on or before ten (10) days after the Outside Completion Date, as the same may be extended due to Delays and Force Majeure. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund all funds previously advanced by Tenant under this Lease and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. If circumstances resulting from Force Majeure arise, Landlord shall use reasonable efforts to advise Tenant of such within five
     (5) days after such circumstances arise. Notwithstanding the foregoing, in the event that Landlord determines that it will be unable to complete the Landlord Work by the Outside Completion Date, Landlord shall have the right to provide Tenant with written notice setting forth the date on which Landlord reasonable believes it will be able to complete the Landlord Work ("Extended Completion Date"). Upon receipt of such notice, Tenant shall have ten (10) days in which to notify Landlord of its intent to terminate the Lease. If Tenant fails to provide Landlord with the termination notice within such ten (10) day period, the Outside Completion Date shall be amended to be the Extended Completion Date, as the same may be extended due to Delays and events of Force Majeure.

12. Notwithstanding the foregoing to the contrary, Landlord shall not require Tenant to remove any improvements performed by Landlord as part of the Landlord Work, provided that (i) Landlord, at any time within one (1) year following the expiration or earlier termination of the Lease, shall have the right, at Tenant's sole cost and expense, to (a) remove the "sound envelope" to be installed in connection with Tenant's operation of a studio, and (b) to repair any and all damage caused by the removal of the sound envelope. In addition, with respect to improvements performed subsequent to the Landlord Work, Tenant may request in writing at the time it submits its plans and specifications, that landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof and Landlord shall advise Tenant within fifteen (15) days after receipt of Tenant's request as to whether Landlord will require removal; provided, however, Landlord shall have the right to require Tenant to remove any vault, stairway or computer room alterations installed in the Premises, regardless of whether Landlord timely notified Tenant that it would require such removal. Landlord shall not, however, require Tenant to remove any usual office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, building standard doors and carpeting.

13. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to an perform necessary maintenance upon: 1) all structural elements of the Building, unless the need to make a structural alteration or repair results from Tenant's particular manner of use of the Premises, Tenant's particular design of the Premises, or any alterations, additions or improvements (including the Landlord Work) performed by or on behalf of Tenant in the Premises; and 2) all mechanical systems within or servicing the Premises, but only to the extent such have not been installed by Tenant or its contractors; and 3) all elements of the Building and the Premises necessary to provide the services described in Article VII, including, without limitation, the maintenance and repair of the sewer system and any utilities between the point where they enter the Building and the point where they enter the Premises; and 4) the Building facilities common to all tenants including, but not limited to, the ceilings, lighting, HVAC, plumbing, walls and floors in the Common Areas.

14. Notwithstanding anything above to the contrary, it is understood and agreed by Landlord and Tenant that Section X.B. is applicable to improvements performed subsequent to the Landlord Work and shall not be applicable to the Landlord Work to be performed by Landlord.

15. Notwithstanding anything to the contrary contained in Article XIII, Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation or controlled subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (iii) such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer; (iv) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (v) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty
     (30) days prior to the effective date of such Corporate Transfer. As used herein, the terms "controlled" or "subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting stock is owned by Tenant.

16. Notwithstanding anything in this Article XIX to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred seventy (270) days from the date of the fire or other casualty, Tenant shall have the right to terminate this Lease by giving written notice to Landlord of such election within ten (10) days after its receipt of the Completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable within two hundred seventy (270) days from the date of the fire or other casualty and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred seventy (270) days but neither party terminates this Lease pursuant to this
     Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises. Notwithstanding the foregoing, if Landlord does not substantially complete the repair and restoration the Premises within two (2) month after the expiration of the estimate period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by Tenant, and
     (ii) any delays caused by events of Force Majeure.

17. Notwithstanding the foregoing, if the whole or any substantial part of the Premises shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, Tenant shall also have the right to terminate this Lease effective as of the date the physical taking of the Premises occurs. Such right to terminate shall be exercised by written notice to Landlord within thirty (30) days after the date on which Tenant is first notified of the taking.

18. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials and war. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, as the case may be, other than the payment of Rent or any other sums due hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

19. Landlord hereby represents that so long as Tenant complies with all of the terms and conditions of this Lease, the use of Premises for the Permitted Use will not violate any insurance maintained by Landlord, prevent Landlord from obtaining insurance, or result in an increase in the cost of insurance coverage for which Tenant will be responsible (other than through inclusion in Basic Costs).

20.  Zoning Contingency.

     A. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant acknowledge that the Building is not currently zoned for the operation of a radio broadcasting station and that the obligations of Landlord and Tenant hereunder are contingent upon Tenant obtaining all necessary approvals that are required in order to allow Tenant to operate a radio broadcasting station in the Building during the Lease Term, including (to the extent necessary), the issuance of a zoning variance or special use permit from the Atlanta zoning board or other necessary and applicable governing entity(ies) (the procurement of such approvals is referred to herein as the "Contingency"). In the event that Tenant fails to satisfy the contingency by December 31, 1994, either party shall thereafter have the right to terminate this Lease by written notice to other given at any time prior to the date Tenant notifies Landlord that the contingency has been satisfied.

     B. Upon the execution of this Lease, Tenant, at its sole cost and expense, shall take all steps reasonably necessary to satisfy the Contingency as soon as reasonably possible. Notwithstanding anything herein to the contrary, it is understood and agreed that in no event shall Tenant have the right to change or apply for a change of the underlying zoning for the Building. Tenant shall obtain Landlord's prior approval with respect to any petitions, memorandums or other documents that will be submitted to the applicable government entities for consideration, which approval shall not be unreasonably withheld or delayed. In addition, Tenant shall keep Landlord apprised of the dates, times and locations of any meetings and hearing it has with the applicable governmental agencies, it being understood that Landlord shall have the right to be present at and participate in all such meetings and hearings.

     C. Notwithstanding anything in the Lease to the contrary, it is understood and agreed that, except with regard to Landlord's and Tenant's obligations hereunder with respect to the satisfaction of the Contingency, Landlord and Tenant shall have no obligations to each other under the Lease until such time as the Contingency has been satisfied, including, without limitation, the obligation to perform any Landlord Work. It is further agreed that if Tenant does not satisfy the Contingency by July 1, 1994, the "Target Commencement Date" of the Lease shall automatically be amended to be the date that is seventy
         (70) days after the date on which the Contingency is satisfied.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit to the Lease as of the day and year first above written.

                                       LANDLORD: First Capital Institutional
                                                 Real Estate Ltd.-1

                                       BY:  Equity Office Properties, Inc.,
                                            as agent
ATTEST:

/s/ Karen Mikos                        By: /s/ Victoria R. Gorman
- ------------------------------------      --------------------------------------
Name (print) KAREN MIKOS               Name: VICTORIA GORMAN
            ------------------------        ------------------------------------
                                       Title: Vice-President
                                             -----------------------------------


                                       TENANT:   JACOR Broadcasting of Atlanta,
                                                 Inc.

/s/ Marquis D. Higginbotham            By: /s/ R. Christopher Weber
- ------------------------------------      --------------------------------------
Name (print) MARQUIS D. HIGGINBOTHAM   Name: R. CHRISTOPHER WEBER
             -----------------------        ------------------------------------
/s/ Michael P. Hall                    Title: SENIOR VICE-PRESIDENT
- ------------------------------------         -----------------------------------
Name (print) MICHAEL P. HALL
            ------------------------

                                  EXHIBIT E-1









 [DRAWING OF PARKING GARAGE AT PEACHTREE PALISADES EAST, 1819 PEACHTREE ROAD,
                     N.E., ATLANTA, GEORGIA APPEARS HERE]

                                 EXHIBIT "E-2"








          [DRAWING SHOWING SURFACE PARKING LOT ADJACENT TO PEACHTREE
                          PALISADES EAST APPEARS HERE